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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 13, 2000


                                 TRIBUNE COMPANY
             (Exact name of Registrant as Specified in its Charter)



           Delaware                  1-8572                 36-1880355
       (State or other           (Commission File        (I.R.S. Employer
jurisdiction of incorporation        Number)           Identification No.)
       or organization)


     435 North Michigan Avenue, Chicago, Illinois              60611
       (Address of Principal Executive Offices)              (Zip Code)


             Registrant's telephone number, including area code:

                                 (312) 222-9100

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ITEM 5.     OTHER EVENTS.

          On March 13, 2000, Tribune Company (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") with The Times Mirror Company ("Times Mirror"), pursuant to which, and subject to the terms and conditions set forth therein, among other things, (i) the Company will make a cash tender offer (the "Offer") for up to 28 million shares (approximately 48%) of the outstanding Series A common stock and Series C common stock of Times Mirror (collectively, the "Times Mirror Common Stock") at a price of $95 per share of Times Mirror Common Stock, and (ii) following completion or expiration of the Offer, Times Mirror will merge with and into the Company (the "Merger") in a transaction in which each Times Mirror stockholder will receive 2.5 shares of common stock of the Company ("Company Common Stock") for each share of Times Mirror Common Stock. In addition, if fewer than 28 million shares of Times Mirror Common Stock are purchased in the Offer, Tribune may purchase Times Mirror shares in the market and Times Mirror stockholders may elect, in the Merger, to exchange each share of Times Mirror Common Stock for (i) $95 in cash, up to the balance of the 28 million shares, or (ii) 2.5 shares of Company Common Stock.

            Consummation of the Offer is conditioned upon at least 15 million shares of Times Mirror Common Stock being validly tendered and not withdrawn in the Offer. Consummation of the Offer and the Merger is subject to regulatory and other customary conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the Merger is subject to the approval of Times Mirror's stockholders and the Company's stockholders.

            The Chandler Trusts have executed a voting agreement pursuant to which and subject to the terms and conditions of which, among other things, the Chandler Trusts have committed to vote their shares of capital stock of Times Mirror in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger.

            The Company expects the Offer to be completed in mid-April 2000 and the Merger to be completed in the second or third quarter of 2000. The Company expects the Merger to be tax-free to Times Mirror stockholders to the extent they elect to take Company Common Stock in the Merger.

            On March 13, 2000, the Company issued a press release announcing the Merger Agreement, the Offer and the Merger. A copy of such press release is attached hereto as Exhibit 99.1.


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ITEM 7.     EXHIBITS.

      Exhibit No.       Description
      -----------       -----------
      99.1              Press Release, dated March 13, 2000.

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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TRIBUNE COMPANY
                                  (Registrant)

Date:  March 13, 2000             By:   /s/ Crane H. Kenney
                                     ---------------------------
                                  Name:  Crane H. Kenney
                                  Title: Vice President, General
                                         Counsel and Secretary

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                                  EXHIBIT INDEX


      Exhibit No.       Description
      -----------       -----------

      99.1              Press Release, dated March 13, 2000.

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